Exhibit (a)(29)

Central GoldTrust responds to Sprott’s blatant attempt to circumvent securities laws and replace

Central GoldTrust’s Independent Trustees with Sprott conflicted nominees and

Commences application to the Ontario Securities Commission to cease trade the Sprott Offer

(Toronto, ON, November 11, 2015) – Central GoldTrust (“GoldTrust”) (symbol: TSX – GTU.UN (C$) and GTU.U (US$); NYSE MKT – GTU (US$)) responded today to the announcement by Sprott Asset Management LP and Sprott Physical Gold Trust (“Sprott PHYS”; and collectively, “Sprott”) of changes to its offer (the "Offer") to acquire all of the units of GoldTrust (the "Units"). Sprott has amended the Offer by attempting to unilaterally expand the scope of the powers of attorney granted to it by those Unitholders that tender to the Offer. The amendments purport to give Sprott the authority to replace the independent Trustees of GoldTrust, insert their own conflicted Trustees and force completion of their inadequate Offer, despite their continued failure to attract sufficient Unitholder support for doing so by legitimate means.

GoldTrust believes that Sprott's attempt to unilaterally amend the powers of attorney is invalid and that any actions that Sprott would purport to take pursuant to them would be invalid. GoldTrust also believes that Sprott's actions are contrary to the take-over bid and proxy solicitation rules and the public interest. GoldTrust has commenced an application before the Ontario Securities Commission to contest the amendments and other aspects of the Offer and has sought an order from the Ontario Securities Commission cease trading the Offer.

GoldTrust is of the view that the use of the powers of attorney by Sprott to replace its independent Trustees when the conditions to the Offer have not been met is not a purpose for which the powers of attorney were solicited, and a clear violation of law. Sprott's plan to change the terms of the powers of attorney granted by certain GoldTrust Unitholders – without consulting Unitholders or complying with securities laws – is nothing more than an illegitimate tactic to ignore the will of Unitholders and replace GoldTrust’s independent Trustees with insiders of Sprott, all of whom are clearly and obviously conflicted. Further, Sprott had previously represented to Unitholders and the Ontario Superior Court of Justice that it would use the powers of attorney granted in connection with the Offer for the purpose of carrying out the mechanics required to complete the Offer, only if they achieved the minimum acceptance of 66⅔% of GoldTrust Units. As GoldTrust pointed out in its news release of November 4, 2015, despite six extensions, a prolonged smear campaign and paying brokers to solicit tenders from their clients, the Offer is still far short of the required minimum tender condition.

"It is disappointing, but in no way surprising, that Sprott would resort to such deceitful, illegitimate and unethical tactics," commented Bruce Heagle, Chairman of the Special Committee of the Board of Trustees of GoldTrust. "What Sprott purports to do now is replace your independent Trustees with their own conflicted nominees who are beholden to Sprott, eliminate opposition to their inadequate Offer and ensure that no independent Trustee defends the interests of ALL GoldTrust Unitholders. This latest underhanded move by Sprott is consistent with their self-serving agenda and represents yet another prime example of why Sprott is unfit to manage GoldTrust on behalf of ALL Unitholders. GoldTrust intends to vigorously contest these amendments and other aspects of this coercive Offer before the Ontario Securities Commission."

GoldTrust Trustees continue to recommend that Unitholders REJECT Sprott’s Offer, TAKE NO ACTION, DO NOT TENDER their Units to Sprott’s Offer and WITHDRAW their Units if already tendered.

Unitholders who have already tendered to Sprott’s Offer should withdraw their Units immediately by contacting D.F. King & Co at 1-800-251-7519, or via email at inquiries@dfking.com

GoldTrust Unitholders are reminded that they are NOT REQUIRED to make any election or tender their Units to Sprott, regardless of what brokers may say. If instructed by a broker that tendering is required or that Unitholders cannot “do nothing,” please call D.F. King & Co at 1-800-251-7519 for assistance.

Unitholders are also urged to contact their brokers to ensure their brokers have not tendered their GoldTrust units and provided a power of attorney to Sprott, without having first received specific direction and authorization regarding their investment in GoldTrust units.

About Central GoldTrust

GoldTrust (established on April 28, 2003) is a passive, self-governing, single purpose trust, which invests primarily in long-term holdings of gold bullion and does not speculate in gold prices. At November 10, 2015, the GoldTrust Units were 99.8% invested in unencumbered, allocated and physically segregated gold bullion. Units may be purchased or sold on the Toronto Stock Exchange and NYSE MKT.

Additional Information and Where to Find It

The recommendation of the Trustees described herein is contained in the Trustees’ Circular, which has been filed with Canadian securities regulatory authorities and is also contained in the solicitation/recommendation statement filed with the Securities and Exchange Commission (“SEC”). Unitholders are urged to read the Trustees’ Circular and the solicitation/recommendation statement and other relevant materials because they contain important information. The Trustees’ Circular and other filings made by GoldTrust with Canadian securities regulatory authorities since 2003 may be obtained without charge at http://www.sedar.com and at the investor relations section of the GoldTrust website at http://www.gold-trust.com/news.htm. The solicitation/recommendation statement and other SEC filings made by GoldTrust may be obtained without charge at the SEC’s website at http://www.sec.gov and at the investor relations section of the GoldTrust website at http://www.goldtrust.com/news.htm.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” under United States federal securities laws and “forward-looking information” under Canadian securities laws (collectively, “Forward-Looking Statements”), including those related to: the reasons of the Board of Trustees for recommending to Unitholders the rejection of Sprott’s offer, not taking any action with respect to Sprott’s offer, not tendering any Units to Sprott’s offer and withdrawing any Units already tendered to Sprott's offer; the anticipated costs, risks and uncertainties associated with Sprott’s offer, including any anticipated impacts on bullion security, governance and Unitholder rights, potential tax risks, leverage to rising gold prices and fees to be collected by Sprott; any potential adoption by GoldTrust of an amended cash redemption feature and any anticipated impact on GoldTrust, GoldTrust Unitholders, the market price for Units and any trading discount to net asset value resulting from the adoption of such cash redemption feature; the anticipated timing, mechanics, completion and settlement of Sprott’s offer; the value of the Sprott Physical Gold Trust units that would be received as consideration under Sprott’s offer; the ability of Sprott to complete the transactions contemplated by Sprott’s offer; any anticipated results or performance of Sprott Physical Gold Trust or any other affiliates of Sprott; any anticipated changes to the market price of Sprott Physical Gold Trust units or any other securities of Sprott and their affiliates; any anticipated future prices of gold and the units; and any anticipated steps or actions that Sprott might take using the amended powers of attorney, including the removal of GoldTrust’s independent Trustees, the election of Sprott’s own Trustee nominees and the completion of the Offer. GoldTrust cautions investors about important factors that could cause actual results or outcomes to differ materially from those expressed, implied or projected in such Forward-Looking Statements.

Such Forward-Looking Statements involve projections, estimates, assumptions, known and unknown risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such Forward-Looking Statements or otherwise be materially inaccurate. No assurance can be given that these projections, estimates, expectations or assumptions will prove to be correct and any Forward-Looking Statements included in this press release should not be unduly relied upon. These Forward-Looking Statements speak only as to GoldTrust’s beliefs, views, expectations and opinions as of the date of this press release. Except as required by applicable securities laws, GoldTrust does not intend and does not assume any obligations to update or revise these Forward-Looking Statements, whether as a result of new information, future events or otherwise. In addition, this press release may contain Forward-Looking Statements drawn from or attributed to third party sources. Factors that could cause or contribute to such differences include, but are not limited to, those risks detailed in GoldTrust’s filings with the Canadian securities regulatory authorities and the SEC.